UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): October 2, 2024
Coronado Global Resources Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-56044 (Commission File Number)	83-1780608 (IRS Employer Identification No.)

Level 33, Central Plaza One, 345 Queen Street Brisbane, Queensland, Australia (Address of principal executive offices)	4000 (Zip Code)

Registrant’s telephone number, including area code: (61) 7 3031 7777

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of Notes

On October 2, 2024 (the “Closing Date”), Coronado Global Resources Inc., a Delaware corporation (the “Company”), entered into an indenture (the “Indenture”) among Coronado Finance Pty Ltd (ACN 628 668 235), an Australian proprietary company and a wholly-owned subsidiary of the Company (the “Issuer” or “Australian Borrower”), the Company, the other guarantors party thereto (collectively with the Company, the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”), and as priority lien collateral trustee, relating to the issuance by the Issuer of US$400 million aggregate principal amount of 9.250% Senior Secured Notes due 2029 (the “Notes”). The Notes were sold on the Closing Date through a private placement to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

The Notes bear interest at a rate of 9.250% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2025, to record holders of the Notes on the immediately preceding March 15 and September 15, as applicable. The Notes mature on October 1, 2029 and are senior secured obligations of the Issuer.

The Notes are guaranteed on a senior secured basis by the Company and certain of the Company’s subsidiaries that guarantee or is a borrower under the Company’s ABL Facility (as defined below) or certain other debt and secured by (i) a first-priority lien on substantially all of the assets of the Issuer and each Guarantor (other than accounts receivable and certain other rights to payment, inventory, certain investment property, certain general intangibles and commercial tort claims, deposit accounts, securities accounts and other related assets, chattel paper, letter of credit rights, certain insurance proceeds, intercompany indebtedness and certain other assets related to the foregoing and proceeds and products of each of the foregoing (collectively, the “ABL Priority Collateral”)) and (ii) a second-priority lien on the ABL Priority Collateral, which is junior to a first-priority lien for the benefit of the lenders and other creditors under the Company’s asset-based revolving credit facility, dated as of May 8, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified prior to October 2, 2024, the “Existing ABL Facility”), as amended by the First Amendment (as defined below) (the Existing ABL Facility as amended by the First Amendment, the “ABL Facility”), in each case, subject to certain exceptions and permitted liens.

The Company intends to use the proceeds from the offering of the Notes (i) to redeem all of the Issuer’s outstanding 10.750% Senior Secured Notes due 2026 (the “Existing Notes”), (ii) to pay related fees and expenses in connection with the offering of the Notes and the redemption of the Existing Notes and (iii) for general corporate purposes.

The terms of the Notes are governed by the Indenture. The Indenture contains customary covenants for high yield bonds, including, but not limited to, limitations on investments, liens, indebtedness, asset sales, transactions with affiliates and restricted payments, including payment of dividends on capital stock.

Upon the occurrence of a “Change of Control Triggering Event,” as defined in the Indenture, the Issuer is required to offer to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. The Issuer also has the right to redeem the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date, following the occurrence of a Change of Control Triggering Event, provided that the Issuer redeems at least 90% of the Notes outstanding prior to such Change of Control Triggering Event. Upon the occurrence of certain changes in tax law (as described in the Indenture), the Issuer may redeem all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Issuer may redeem any of the Notes, in whole or in part, at any time and from time to time on or after October 1, 2026 at the redemption prices set forth in the Indenture and form of Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuer may also redeem some or all of the Notes at any time and from time to time prior to October 1, 2026 at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

At any time and from time to time on or prior to October 1, 2026, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of certain equity offerings, at a redemption price of 109.250%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 60% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) issued under the Indenture remains outstanding after each such redemption and each such redemption occurs within 120 days after the date of the closing of such equity offering.

The Indenture contains customary events of default, including failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

First Amendment to ABL Facility

On October 2, 2024, in connection with the offering of the Notes, the Company entered into that certain First Amendment to the Existing ABL Facility, dated as of October 2, 2024 (the “First Amendment”), among Global Loan Agency Services Australia Pty Ltd, as administrative agent, Global Loan Agency Services Australia Nominees Pty Ltd, as collateral agent, Coronado Global Resources Inc., as holdings, and the guarantors named therein, which amends the Existing ABL Facility to permit the offering of the Notes.

Other than the changes described above, all other material provisions of the Existing ABL Facility remain unchanged.

The foregoing descriptions of the Indenture and the First Amendment are qualified by reference to the full text of the Indenture (including the form of the Notes included therein) and First Amendment, copies of which are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 10.1, respectively and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The terms of the Indenture and the Notes are summarized in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
4.1	Indenture, dated as of October 2, 2024, among Coronado Finance Pty Ltd, as issuer, Coronado Global Resources Inc., as guarantor, the subsidiaries of Coronado Global Resources Inc. named therein, as additional guarantors, Wilmington Trust, National Association, as trustee and priority lien collateral trustee, relating to Coronado Finance Pty Ltd’s 9.250% Senior Secured Notes due 2029.

4.2	Form of 9.250% Senior Secured Notes due 2029 (included in Exhibit 4.1).

10.1	First Amendment to Syndicated Facility Agreement, dated as of October 2, 2024, among Global Loan Agency Services Australia Pty Ltd, as administrative agent, Global Loan Agency Services Australia Nominees Pty Ltd, as collateral agent, Coronado Global Resources Inc., as holdings, and the guarantors named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coronado Global Resources Inc.

By:	/s/ Gerhard Ziems
Name:	Gerhard Ziems
Title:	Group Chief Financial Officer

Date:	October 2, 2024